As filed with the Securities and Exchange Commission on April 22, 2015                Registration No. 333-192948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
——————————————

Allianz Life Insurance Company of New York
 (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	13-3191369 (I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 37th Floor,
New York, New York 10005-1423
(212) 586-7733
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                          [   ]                                Accelerated filer                   [   ]
Non-accelerated filer                                           [X]                                Smaller reporting company   [   ]
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I

PROSPECTUS

Part I was filed with Registrant’s Post-Effective Amendment No. 2 to Form S-1 (File No. 333-192948), on April 20, 2015 and is incorporated by reference.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 25,760
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Estimated Printing and Filing Costs:	$ 30,000
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Estimated Accounting Fees:	$ 60,000
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Estimated Legal Fees:	$ 175,000
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Estimated Miscellaneous Fees:	$ N/A
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ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE X
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES
To the fullest extent allowed under New York law, the Company shall indemnify officers, directors and employees of the Company. No director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to adoption of these Restated Bylaws by the shareholders of the Company.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

        NOT APPLICABLE.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

    1. (a) Principal Underwriter Agreement by and between Preferred Life Insurance Company of New York on behalf of Preferred Life Variable Account C and NALAC Financial Plans, Inc. incorporated by reference as exhibit EX-99.B3.a. from Registrant’s Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-19699 and 811-05716) electronically filed on May 12, 1997. Preferred Life Insurance Company of New York is the predecessor to Allianz Life Insurance Company of New York. Preferred Life Variable Account C is the predecessor to Allianz Life of NY Variable Account C. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.

   (b) Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of New York and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99.B3.b. from Registrant’s Post-Effective Amendment No. 21 to Form N-4 (File Nos. 333-143195 and 811-05716) electronically filed on October 21, 2010.

   (c) The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the Initial Registration Statement to Allianz Life Variable Account B’s Form N-4 (File Nos.333-134267 and 811-05618) electronically filed on May 19, 2006. The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

    2. Not applicable

    3. (a) Articles of Incorporation, as amended and restated March 9, 20111, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

        (b) Bylaws, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1, is incorporated by reference.

4.(a) Deferred Annuity Contract, L40538-NY, as revised 5/16/14, filed on December 8, 2014, as Exhibit 4(a) to Registrant's Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

        (b) Contract Schedule Pages, S40877-NY, filed on May 2, 2014 as Exhibit 4(b) to Registrant's Pre-Effective Amendment No. 1 on Form S-1, is incorporated by reference. Schedule pages S40875-NY, S40876-NY, as revised 5/9/14, filed on December 8, 2014, as Exhibit 4(b) to Registrant's Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

(c) Application for Individual Annuity Contract, F40538-NY, as revised 5/2014, filed on December 8, 2014, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference. Application for Ind. Var. Annuity Contract – F40538-02-NY (5/2015), filed on April 20, 2015, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

(d) Index Performance Strategy Rider, S40878-NY, filed on May 2, 2014 as Exhibit 4(d) to Registrant's Pre-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

(e) Traditional Death Benefit Rider, S40880-NY, filed on May 2, 2014 as Exhibit 4(e) to Registrant's Pre-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

(f) Allocation Options Schedule page S40876-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(f) to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

(g) Variable and Index-Linked Annuity Contract L40538-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(g) to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

    5. Opinion re Legality - not applicable

    8. Opinion re Tax Matters - not applicable

    9. Not applicable

   10. Material Contracts - not applicable

   11. Not applicable

   12. Not applicable

   15. Not applicable

   16. Not applicable

   21. Not applicable.

   23. (a)*Consent of Independent Registered Public Accounting Firm – KPMG, filed herewith.

(b) Consent of Counsel, filed on April 20, 2015, as Exhibit 23(b) to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

24. (a) Powers of Attorney, filed on December 19, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

(b) Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on December 19, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1, is incorporated by reference.

(c) Power of Attorney, Kevin J. Doyle, March 4, 2014, filed on May 2, 2014 as Exhibit 24(c) to Registrant's Pre-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

(d) Board Resolution, effective March 6, 2014, of the Board of Directors of Allianz Life Insurance Company of New York, filed on May 2, 2014 as Exhibit 24(d) to Registrant's Pre-Effective Amendment No. 1 on Form S-1, is incorporated by reference.

   25. Not applicable

   26. Not applicable

99.
(a)  Appendix B Exhibit – Daily Adjustment Calculation (VS10 vers. & ALIP vers.), filed on April 20, 2015, as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.INS XBRL Instance Document, filed on April 20, 2015, as Exhibit 101.INS to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.SCH XBRL Taxonomy Extension Schema Document, filed on April 20, 2015, as Exhibit 101.SCH to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.CAL XBRL Taxonomy Extension Calculation Linkbase, filed on April 20, 2015, as Exhibit 101.CAL to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.DEF XBRL Taxonomy Extension Definition Linkbase, filed on April 20, 2015, as Exhibit 101.DEFto Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.LAB XBRL Taxonomy Extension Labels Linkbase, filed on April 20, 2015, as Exhibit 101.LAB to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

101.PRE XBRL Taxonomy Extension Presentation Linkbase, filed on April 20, 2015, as Exhibit 101.PRE to Registrant's Post-Effective Amendment No. 2 on Form S-1, is incorporated by reference.

       * Filed herewith

(b) Financial Statement Schedules

All required financial statement schedules of Allianz Life Insurance Company of New York are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   Insofar as indemnification for liability arising under the Securities Act of    1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 22nd day of April, 2015.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

By: /S/ Walter R. White*

       Walter R. White

       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 22, 2015.

Signature	Title
Walter R. White(1)	Chairman of the Board and Chief Executive Officer
Giulio Terzariol(1)	Director, Chief Financial Officer and Treasurer
Stephen R. Herbert(1)	Director
Gary A. Smith(1)	Director
Martha Clark Goss(1)	Director
Steven J. Thiel(1)	Director, Vice President and Appointed Actuary
Thomas P. Burns(1)	Director and President
Marc B. Olson(1)	Director and Vice President, Financial Consulting
Ronald M. Clark(1)	Director
Kevin J. Doyle(2)	Director

(1) By Powers of Attorney, filed on December 19, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

(2) By Power of Attorney, filed on May 2, 2014 as Exhibit 24(c) to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 (File No. 333-192948), is incorporated by reference.

     BY: /s/ Stewart Gregg
           ______________________________________

           Stewart D. Gregg
           Senior Counsel

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
23(a)	Consent of Independent Registered Public Accounting Firm - KPMG